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Exhibit 99.7

Isonics Names Retired U.S. Navy Rear Admiral Cathal L. Flynn to
Homeland Security and Defense Advisory Board

Former Naval Security and Intelligence Official Has Decades of Experience in Counter-Terrorism; Served as Civil Aviation Security Specialist for FAA

        GOLDEN, Colo.—(BUSINESS WIRE)—November 9, 2004—Isonics Corporation (NASDAQ:ISON—News), committed to the development of next-generation technology for the homeland security and semiconductor markets, has named security and counter-terrorism expert Rear Admiral Cathal L. Flynn, USN (Ret.) to the Advisory Board of its Homeland Security and Defense division.

        The announcement was made by Boris Rubizhevsky, president of Isonics' Homeland Security and Defense Corporation.

        With the appointment, Rear Admiral Flynn becomes the first member of the newly-established Advisory Board to the Isonics Homeland Security and Defense division. The advisory board members will provide guidance and advice to Isonics in matters of technology, business and applications as the Company develops technologies and products for the homeland security marketplace.

        RADM Flynn spent 30 years in active service in the U.S. Navy, predominantly in naval special warfare, joint special operations, counter-terrorism and international security affairs. From 1993 to 2000, he was Associate Administrator for Civil Aviation Security in the Federal Aviation Administration.

        Following his promotion to Rear Admiral in 1985, RADM Flynn was assigned as Commander, Naval Security and Investigative Command and Assistant Director of Naval Intelligence for Counterintelligence and Anti-terrorism. He subsequently served as Director of Plans and Policy, U.S. Special Operations Command, and Deputy Assistant Secretary of Defense for Special Operations.

        "As we develop technology and products for the homeland security marketplace, Isonics will benefit enormously from Rear Admiral Flynn's experience within both the civilian aviation and Defense arenas," said Mr. Rubizhevsky. "That a person of Admiral Flynn's background and technical expertise should join the Advisory Board is an important validation of the strength of our company and our homeland security programs."

        RADM Flynn has served on committees of the National Research Council and the Defense Science Board. He holds MA and BAI degrees in Civil Engineering from the University of Dublin, Trinity College, and an MS degree in East Asian Studies from American University in Washington, DC.

        "I am gratified to be able to continue serving my country and people around the world through the Isonics Homeland Security and Defense division," said RADM Flynn. "My career in security and intelligence has demonstrated the importance of high-technology in the fight against terrorism, and I believe the technology Isonics is developing can make a significant difference to the safety and security of citizens worldwide."

Warrant Exercises and Net Proceeds

        The Company also provided information with respect to the current warrant exercises, receipt of proceeds from the exercises and its current cash position. As of Friday, November 5 and since September 30, 2004, warrants representing approximately 3.8 million common shares have been exercised resulting in cash proceeds of approximately $4.8 million to the Company. These warrants were previously issued pursuant to various financings dating back to 2002.

        In addition, as previously announced, the Company noted that its Class B and Class C warrants are not presently exercisable due to the fact that the related Form SB-2 registration statement is not current. The Company has not yet filed its post-effective amendment on Form SB-2. The Company is working diligently to do so at the earliest possible time. The Class B and Class C warrants are still eligible for trading on the Nasdaq Small Cap market under the symbols ISONL, and ISONZ, respectively.

About Isonics Corporation

        Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security and Defense. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics' Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technologies. Additional information may be obtained at the Company's Web site at http://www.isonics.com. A presentation about Isonics' NeutroTest™ explosive detection prototype can be found at http://www.tri103.com/isonics/madrid.pdf. A video demonstrating the functioning NeutroTest prototype can be viewed at http://www.trilogy-capital.com.edgesuite.net/.

Cautionary Statement

        Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three months ended July 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company's historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission. Isonics cautions investors that there are currently no commercial NeutroTest products, and no guarantee there will be. Isonics has made no NeutroTest sales and no government agency or other person has expressed an interest in purchasing NeutroTest. There can be no assurance that Isonics will be able to manufacture the NeutroTest for the market at a cost and with capabilities that meet the needs of prospective customers.

        This announcement may contain forward-looking statements made by senior management of Isonics that involve risks and uncertainties, such as statements about plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in—or suggested by—statements made in this announcement due to a variety of factors. Consequently, you should not place undue reliance on any forward-looking statements made in this announcement. For more information about Isonics and risks arising from investing in Isonics, you are directed to the Company's most recent Form 10-KSB filed with the Securities and Exchange Commission.

Contact:

  Isonics Corporation
  James Alexander, 303-279-7900
  or
  Investor Relations:
  Trilogy Capital Partners, Inc.
  Paul Karon, 800-342-1467
  paul@trilogy-capital.com

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Isonics Names Retired U.S. Navy Rear Admiral Cathal L. Flynn to Homeland Security and Defense Advisory Board